NEWS RELEASE

	Contacts:	Rob Capps, EVP & Co-COO Mitcham Industries, Inc. 936-291-2277
FOR IMMEDIATE RELEASE		Jack Lascar / Jenny Zhou Dennard ? Lascar Associates 713-529-6600

MITCHAM INDUSTRIES REPORTS
FISCAL 2016 FIRST QUARTER RESULTS

HUNTSVILLE, TX – JUNE 2, 2015 – Mitcham Industries, Inc. (NASDAQ: MIND) (“The Company”) today announced financial results for its fiscal 2016 first quarter ended April 30, 2015.

Total revenues for the first quarter of fiscal 2016 were $17.1 million compared to $25.7 million in the first quarter of fiscal 2015. Equipment leasing revenues, excluding equipment sales, were $11.2 million in the first quarter compared to $16.2 million in the same period last year. The Company reported a net loss of $0.2 million, or $(0.02) per share, in the first quarter of fiscal 2016 compared to net income of $3.7 million, or $0.29 per diluted share, in the first quarter of fiscal 2015. Excluding special items, adjusted net loss for the fourth quarter of fiscal 2015 was approximately $3.8 million, or $(0.32) per share.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and non-cash foreign exchange losses) for the first quarter of fiscal 2016 was $7.7 million compared to $14.4 million in the same period last year. Adjusted EBITDA for the fourth quarter of fiscal 2015 was $0.7 million. Adjusted EBITDA, which is not a measure determined in accordance with United States generally accepted accounting principles (“GAAP”), is defined and reconciled to reported net income and cash provided by operating activities in the accompanying financial tables.

Rob Capps, Executive Vice President, Chief Financial Officer and Interim Co-COO, stated, “Our first quarter developed essentially as we had anticipated and as we discussed in our last conference call. We continue to operate in the midst of a slowdown in the seismic data acquisition industry. In response to the current market conditions, most oil and gas companies have reduced exploration spending and remain focused on cost reductions and cash flow generation.

“Equipment leasing revenues during our first quarter were primarily led by improved activity in the U.S., thanks to a specific project in Alaska and ongoing activity in certain parts of Europe and the Pacific Rim. As anticipated, the Canadian winter season proved to be quite weak with our Canadian leasing revenues being essentially flat from the fourth quarter of last fiscal year. While the Russian winter ended up being as strong as last year, with more channels deployed than last year, our revenue from this region was adversely impacted by the devaluation of the ruble and the renegotiation of our contracts there.

“Despite the seismic market slowdown, there are pockets of opportunities in some areas, including Alaska, Europe, the Middle East and the Pacific Rim. Additionally, we are bidding projects in Latin America but their timing remains uncertain. Marine leasing activity remained soft during the first quarter of fiscal 2016 due to ongoing consolidation in the industry and the overall decline in seismic exploration activity. Nevertheless, we are experiencing a recent uptick in inquiries for the rental of marine equipment. Altogether, we expect this weak seismic acquisition market to continue and for our fiscal year 2016 leasing revenues to be lower compared to fiscal 2015.

“Our Seamap unit did not deliver any digital source controller or RGPS systems in the first quarter. However, we do have systems scheduled for delivery in the second quarter and in the second half of fiscal 2016. In addition, the Digishot® and Sleeve gun product lines purchased by Seamap in fiscal 2015 continue to meet our performance expectations. This acquisition has been instrumental in helping us penetrate new markets and secure certain of the orders scheduled for later this year.

“Looking at the remainder of fiscal 2016, we expect the overall seismic market activity to continue to be soft and for our visibility to remain limited. We have taken a number of actions to reduce our direct and indirect costs and continue to explore ways to further do so. Despite the more challenging conditions we face in our markets, we continue to maintain a strong financial position.

“We generated over $6.4 million in cash flow from operating activities during the first fiscal quarter of 2016. During the first quarter, we reduced our outstanding indebtedness by $5.8 million and subsequent to April 30, 2015, decreased our debt by another $3.3 million, which gives us significant additional liquidity available under our credit agreements.

“We have considerable experience navigating through these industry cycles, and believe our strong balance sheet provides stability and flexibility. Our capital structure is solid, and we believe that it positions us to make the most of any opportunities that may arise in this environment.”

FISCAL 2016 FIRST QUARTER RESULTS

Total revenues for the first quarter of fiscal 2016 were $17.1 million compared to $25.7 million in the same period last year. A significant portion of our revenues is typically generated from geographic areas outside the United States. The percentage of revenues from international customers was approximately 73% in the first quarter of fiscal 2016 compared to approximately 90% in last year’s first fiscal quarter. The lower percentage of foreign revenues this quarter reflects the impact of a significant project in Alaska in the first quarter of fiscal 2016.

Equipment leasing revenues for the first quarter of fiscal 2016 excluding equipment sales were $11.2 million compared to $16.2 million in the same period last year. The year-over-year decrease in first quarter equipment leasing revenues was primarily driven by a major reduction in exploration activity due to depressed oil prices, especially in the United States, Canada, and Latin America, partially offset by a project in Alaska, and ongoing activity in Europe and the Pacific Rim.

Lease pool equipment sales were $0.2 million in the first quarter of fiscal 2016 compared to $1.1 million in the first quarter a year ago. Sales of new seismic, hydrographic and oceanographic equipment contributed $0.7 million to the first quarter of fiscal 2016 compared to $2.4 million for the first quarter of fiscal 2015.

Seamap equipment sales for the first quarter of fiscal 2016 declined to $5.1 million compared to $6.1 million in the same period a year ago. There were no deliveries of digital source controller or RGPS systems in the first quarter of fiscal 2016, but the first quarter did include the effect of a sale that was delayed from the fourth quarter of fiscal 2015. That order included a number of third-party supplied components and, therefore, produced a lower gross profit margin than Seamap’s typical sales. The balance of Seamap revenues consisted of other equipment sales and after-market business, including replacement parts, and ongoing support and repair services.

Lease pool depreciation expense in the first quarter of fiscal 2016 decreased to $7.6 million from $8.7 million in the same period a year ago, mainly due to the reduction in lease pool purchases in fiscal 2015 and 2016.

Gross profit in the first quarter of fiscal 2016 was $4.6 million compared to $11.2 million in the first quarter a year ago. Gross profit margin in the first quarter of fiscal 2016 was 27% compared to 44% in the first quarter of fiscal 2015. EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of fiscal 2016 was $8.1 million, or 47% of revenues, compared to $14.0 million, or 55% of revenues, in the same period last year. EBITDA, which is not a measure determined in accordance with United States generally accepted accounting principles (“GAAP”), is defined and reconciled to reported net income and cash provided by operating activities in the accompanying financial tables.

CONFERENCE CALL

We have scheduled a conference call for Wednesday, June 3 at 9:00 a.m. Eastern Time to discuss our fiscal 2016 first quarter results. To access the call, please dial (201) 689-8349 and ask for the Mitcham Industries call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Mitcham Industries corporate website, http://www.mitchamindustries.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through June 17, 2015 and may be accessed by calling (201) 612-7415 and using passcode 13608566#. A webcast archive will also be available at http://www.mitchamindustries.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at Dennard ? Lascar Associates (713) 529-6600 or email dwashburn@dennardlascar.com.

Mitcham Industries, Inc., a geophysical equipment supplier, offers for lease or sale, new and “experienced” seismic equipment to the oil and gas industry, seismic contractors, environmental agencies, government agencies and universities. Headquartered in Texas, with sales and services offices in Calgary, Canada; Brisbane, Australia; Singapore; Ufa, Bashkortostan, Russia; Budapest, Hungary; Lima, Peru; Bogota, Colombia and the United Kingdom, Mitcham conducts operations on a global scale and is the largest independent exploration equipment lessor in the industry. Through its Seamap business, Mitcham designs, manufactures and sells specialized seismic marine equipment.

Certain statements and information in this press release concerning results for the quarter ended April 30, 2015 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publically update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Tables to Follow

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	April 30, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$6,227	$5,175
Restricted cash	-	184
Accounts receivable, net	27,746	23,693
Contracts and notes receivable	3,201	3,639
Inventories, net	12,508	11,451
Prepaid income taxes	1,551	1,018
Deferred tax asset	2,265	2,427
Prepaid expenses and other current assets	3,360	6,562

Total current assets	56,858	54,149
Seismic equipment lease pool and property and equipment, net	95,769	100,087
Intangible assets, net	10,716	10,831
Goodwill	5,620	5,594
Deferred tax asset	9,326	8,922
Other assets	28	28

Total assets	$178,317	$179,611

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,676	$2,399
Current maturities – long-term debt	3,219	3,218
Deferred revenue	661	710
Accrued expenses and other current liabilities	4,151	3,673

Total current liabilities	11,707	10,000
Long-term debt, net of current maturities	17,356	23,137

Total liabilities	29,063	33,137
Shareholders’ equity:
Preferred stock, $1.00 par value; 1,000 shares authorized; none issued and outstanding	-	—
Common stock, $0.01 par value; 20,000 shares authorized; 14,012 and 14,012 shares issued at April 30, 2015 and January 31, 2015, respectively	140	140
Additional paid-in capital	120,057	119,787
Treasury stock, at cost (1,928 and 1,928 shares at April 30, 2015 and January 31, 2015, respectively)	(16,851)	(16,851)
Retained earnings	51,687	51,924
Accumulated other comprehensive income	(5,779)	(8,526)

Total shareholders’ equity	149,254	146,474

Total liabilities and shareholders’ equity	$178,317	$179,611

MITCHAM INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended April 30,
	2015	2014
Revenues:
Equipment leasing	$11,186	$16,161
Lease pool equipment sales	227	1,101
Seamap equipment sales	5,066	6,060
Other equipment sales	663	2,410

Total revenues	17,142	25,732

Cost of sales:
Direct costs — equipment leasing	1,367	1,226
Direct costs — lease pool depreciation	7,638	8,695
Cost of lease pool equipment sales	97	394
Cost of Seamap and other equipment sales	3,464	4,174

Total cost of sales	12,566	14,489

Gross profit	4,576	11,243
Operating expenses:
General and administrative	4,896	6,119
Depreciation and amortization	637	352

Total operating expenses	5,533	6,471

Operating (loss) income	(957)	4,772
Other (expense) income:
Interest, net	(221)	(115)
Other, net	786	189

Total other income	565	74

Income before income taxes	(392)	4,846
Benefit (provision) for income taxes	155	(1,109)

Net (loss) income	$(237)	$3,737

Net (loss) income per common share:
Basic	$(0.02)	$0.29

Diluted	$(0.02)	$0.29

Shares used in computing net (loss) income per common share:
Basic	12,018	12,749
Diluted	12,018	13,102

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months
	Ended April 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(237)	$3,737
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	8,307	9,082
Stock-based compensation	281	399
Provision for inventory obsolescence	45	20
Gross profit from sale of lease pool equipment	(129)	(707)
Excess tax benefit from exercise of non-qualified stock options and restricted shares	(12)	—
Deferred tax benefit	(347)	(801)
Changes in working capital items:
Accounts receivable	(2,839)	404
Contracts and notes receivable	—	64
Inventories	(850)	175
Prepaid expenses and other current assets	3,277	1,343
Income taxes payable	(533)	378
Accounts payable, accrued expenses, other current liabilities and deferred revenue	253	(36)
Foreign exchange gains net of losses	(778)	—

Net cash provided by operating activities	6,438	14,058

Cash flows from investing activities:
Purchases of seismic equipment held for lease	(73)	(9,129)
Purchases of property and equipment	(88)	(87)
Sale of used lease pool equipment	227	1,101

Net cash provided by (used in) investing activities	66	(8,115)

Cash flows from financing activities:
Net payments on revolving line of credit	(5,000)	(7,000)
Payments on term loan and other borrowings	(952)	(34)
Net proceeds from short-term investments	184	85
Proceeds from issuance of common stock upon exercise of options	—	36
Purchase of treasury stock	—	(2,173)
Excess tax benefit from exercise of non-qualified stock options and restricted shares	12	—

Net cash used in financing activities	(5,756)	(9,086)
Effect of changes in foreign exchange rates on cash and cash equivalents	304	(338)

Net change in cash and cash equivalents	1,052	(3,481)
Cash and cash equivalents, beginning of period	5,175	15,162

Cash and cash equivalents, end of period	$6,227	$11,681

Mitcham Industries, Inc.

Reconciliation of Net Income and Net Cash Provided by Operating Activities to EBITDA

	For the Three Months Ended
	April 30,
	2015	2014
		(in thousands)
Reconciliation of Net (loss) income to EBITDA and Adjusted EBITDA
Net (loss) income	$(237)	$3,737
Interest expense, net	221	115
Depreciation and amortization	8,307	9,082
(Benefit) provision for income taxes	(155)	1,109

EBITDA (1)	8,136	14,043
Non-cash foreign exchange gains	(759)	(64)
Stock-based compensation	281	399

Adjusted EBITDA (1)	$7,658	$14,378

Reconciliation of Net cash provided by operating activities to EBITDA
Net cash provided by operating activities	$6,438	$14,058
Stock-based compensation	(281)	(399)
Changes in trade accounts, contracts and notes receivable	2,839	(468)
Interest paid	228	136
Taxes paid , net of refunds	796	1,555
Gross profit from sale of lease pool equipment	129	707
Changes in inventory	850	(175)
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(253)	36
Changes in prepaid expenses and other current assets	(3,277)	(1,343)
Other	667	(64)

EBITDA (1)	$8,136	$14,043

(1)	EBITDA is defined as net income before (a) interest expense, net of interest income, (b) provision for (or benefit from) income taxes and (c) depreciation, amortization and impairment. Adjusted EBITDA excludes stock-based compensation. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements. The covenants of our credit agreements contain financial covenants that are based upon EBITDA or Adjusted EBITDA. Management believes that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance and liquidity of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with U.S. GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.

Mitcham Industries, Inc.
Segment Operating Results
(unaudited)

	For the Three Months Ended
	April 30,
	2015	2014
		($in thousands)
Revenues:
Equipment Leasing	$12,076	$19,672
Seamap	5,115	6,197
Inter-segment sales	(49)	(137)

Total revenues	17,142	25,732

Cost of sales:
Equipment Leasing	9,660	11,948
Seamap	2,988	2,672
Inter-segment costs	(82)	(131)

Total cost of sales	12,566	14,489

Gross profit	4,576	11,243
Operating expenses:
General and administrative	4,896	6,119
Depreciation and amortization	637	352

Total operating expenses	5,533	6,471

Operating (loss) income	$(957)	$4,772

Equipment Leasing Segment:
Revenue:
Equipment leasing	$11,186	$16,161
Lease pool equipment sales	227	1,101
New seismic equipment sales	121	597
SAP equipment sales	542	1,813

	12,076	19,672
Cost of sales:
Direct costs-equipment leasing	1,367	1,226
Lease pool depreciation	7,671	8,692
Cost of lease pool equipment sales	97	394
Cost of new seismic equipment sales	94	263
Cost of SAP equipment sales	431	1,373

	9,660	11,948

Gross profit	$2,416	$7,724

Gross profit %	20%	39%
Seamap Segment:
Equipment sales	$5,115	$6,197
Cost of equipment sales	2,988	2,672

Gross profit	$2,127	$3,525

Gross profit %	42%	57%

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